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                                                                 Exhibit 5.1

 (215) 981-4368



                              October 25, 1996



Primus Telecommunications Group, Incorporated
8180 Greensboro Drive
Suite 1100
McLean, VA  22102

Gentlemen:

          We have acted as special counsel to Primus Telecommunications Group, Incorporated, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a registration statement (the "Registration Statement") of the Company on Form S-1 (No. 333-10875) under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the proposed issuance and sale by the Company to the public of up to 6,000,000 shares of the Company's common stock, $.01 par value per share (the "Firm Shares"), as well as the issuance and sale by the Company of up to an additional 900,000 of the Company's common stock, $.01 par value per share (the "Option Shares"), to cover over-allotments.

          In this connection, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and the By-Laws of the Company as amended to date, resolutions of the Company's Board of Directors and such other documents and corporate records relating to the Company, and the proposed issuance and sale of the Firm Shares and Option Shares, as we have deemed appropriate. The opinion expressed herein is based exclusively on the applicable provisions of the General Corporation Law of the State of Delaware ("GCL") as in effect on the date hereof.

          On the basis of the foregoing, we are of the opinion that the Firm Shares and the Option Shares, when sold in accordance with the Underwriting Agreement attached as an exhibit to the Registration Statement, will be legally issued, fully paid and non-assessable under the GCL.
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Primus Telecommunications Group Incorporated
Page 2

October 25, 1996



          We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. Such consent does not constitute a consent under Section 7 of the Act, since we have not certified any part of such Registration Statement and we do not otherwise come within the categories of person whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                    Very truly yours,

                                    PEPPER, HAMILTON & SCHEETZ


                                    By: /s/ James D. Epstein
                                        --------------------
                                              A Partner